UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2007
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation (State or other jurisdiction of incorporation or organization)	000-51405 (Commission File Number)	71-6013989 (IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)		75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 10, 2007, the Federal Housing Finance Board appointed five individuals to serve on the Board of Directors of the Federal Home Loan Bank of Dallas (the “Bank”). Margo S. Scholin and Clarence G. Simmons, III were appointed to fill the remainder of the three-year appointive director terms that began on January 1, 2006, which have been vacant since that date. C. Kent Conine, Willard L. Jackson, Jr. and James W. Pate, II were appointed to fill the remainder of the three-year appointive director terms that began on January 1, 2007, which have been vacant since that date. The terms of Ms. Scholin and Mr. Simmons will expire on December 31, 2008 and the terms of Messrs. Conine, Jackson and Pate will expire on December 31, 2009.
Ms. Scholin is a partner with Baker Botts L.L.P. in Houston, Texas. As a member of the law firm’s Corporate Section, she represents private and publicly-held entities in various corporate matters, including financing transactions, mergers and acquisitions, corporate reorganizations, securities law reporting and the issuance of debt and equity securities. Ms. Scholin has been with Baker Botts L.L.P. since 1983 and has been a partner since 1991.
Mr. Simmons serves as Senior Executive Vice President and Chief Financial Officer of Thornburg Mortgage, Inc., a publicly traded single-family residential mortgage lending company in Santa Fe, New Mexico. Thornburg Mortgage, Inc. operates as an externally advised real estate investment trust and, as such, is managed externally by Thornburg Mortgage Advisory Corporation (“TMAC”). Mr. Simmons also serves as a Managing Director of TMAC. Before joining Thornburg Mortgage in March 2005, Mr. Simmons served as Managing Director and Chief Operating Officer of Countrywide Bank, N.A., a division of Countrywide Financial Corporation, from 1999 to March 2005.
Mr. Conine serves as President of Conine Residential Group and has served in that capacity since 1995. Based in Frisco, Texas, Conine Residential Group specializes in single-family home building and subdivision development and the construction, management and development of multifamily apartment communities. Mr. Conine serves on the board of directors of NGP Capital Resources Company (“NGP”), a publicly traded financial services company which invests primarily in small and mid-size private energy companies. NGP is a registered investment company under the Investment Company Act of 1940, as amended.
Mr. Jackson is the founder, President and Chief Executive Officer of Metroplex Industries, Inc. Founded in 1990, Metroplex Industries, Inc., dba MetroplexCore, is an industrial services and multi-disciplinary civil/environmental engineering firm headquartered in Houston, Texas. Mr. Jackson previously served as an appointed director of the Bank from 2002 to 2004.
Mr. Pate serves as Executive Director of the New Orleans Area Habitat for Humanity and has served in that capacity since 2000. He has worked with affiliates of Habitat for Humanity for over 14 years.
The Bank’s Board of Directors has appointed these individuals to serve on the following committees:

Ms. Scholin	Audit Committee and Compensation and Human Resources Committee

Mr. Simmons	Audit Committee and Risk Management Committee

Mr. Conine	Risk Management Committee and Government Relations Committee

Mr. Jackson	Government Relations Committee and Affordable Housing and Economic Development Committee

Mr. Pate	Compensation and Human Resources Committee and Affordable Housing and Economic Development Committee
Since January 1, 2006, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the appointed directors named above and any other persons pursuant to which that director was selected.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: April 16, 2007	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer